ENGILITY
Engineered to Make a Difference

ENGILITY HOLDINGS, INC.
4803 STONECROFT BOULEVARD
CHANTILLY, VA 20151

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on January 10, 2019 for shares held directly and by 11:59 p.m. Eastern Time on January 8, 2019 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on January 10, 2019 for shares held directly and by 11:59 p.m. Eastern Time on January 8, 2019 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E52237-S78202 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

ENGILITY HOLDINGS, INC.

The Board of Directors recommends you vote "FOR" Proposals 1, 2 and 3.

	For	Against	Abstain
1. To approve and adopt the Agreement and Plan of Merger, dated as of September 9, 2018, by and among Engility Holdings, Inc., Science Applications International Corporation, and Raptors Merger Sub, Inc., as such agreement may be amended from time to time, and approve the merger contemplated thereby (the "Merger Proposal").	☐	☐	☐
2. To approve the adjournment from time to time of the Engility special meeting if necessary to solicit additional proxies if there are not sufficient votes to approve the Merger Proposal.	☐	☐	☐
3. To approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Engility's named executive officers in connection with the completion of the merger.	☐	☐	☐

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder(s). **If no direction is made, this proxy will be voted "FOR" Proposals 1, 2 and 3.** If any other matters properly come before the meeting, the person named in this proxy will vote in their discretion.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

E52238-S78202

ENGILITY

Engineered to Make a Difference

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SPECIAL MEETING OF STOCKHOLDERS

The stockholder(s) hereby appoint(s) Mark Stechschulte and Elizabeth Scott, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Engility Holdings, Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 9:00 a.m., Eastern Standard Time, on January 11, 2019, at 4803 Stonecroft Blvd, Chantilly, VA 20151, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDERS. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

Continued and to be signed on reverse side